UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2022, CONSOL Energy Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results on the matters considered by the Company’s stockholders at the Annual Meeting are provided below.

Proposal 1:

Sophie Bergeron, James A. Brock, John T. Mills, William P. Powell, Joseph P. Platt and Edwin S. Roberson were elected as directors, each for a one-year term expiring at the Company’s 2023 Annual Meeting of Stockholders by the following votes:

Director Name	For	Withheld	Broker Non-Votes
Sophie Bergeron	23,739,382	1,109,838	4,097,101
James A. Brock	24,768,715	80,505	4,097,101
John T. Mills	24,545,686	303,534	4,097,101
William P. Powell	19,441,041	5,408,179	4,097,101
Joseph P. Platt	18,568,641	6,280,579	4,097,101
Edwin S. Roberson	12,618,503	12,230,717	4,097,101

Proposal 2:	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by the following votes:

For:	28,861,395
Against:	50,892
Abstain:	34,034

Proposal 3:	The compensation paid to the Company’s named executive officers in 2021 was not approved, on an advisory basis, by the following votes:

For:	8,858,282
Against:	15,938,888
Abstain:	52,050
Broker Non-Votes:	4,097,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: May 2, 2022